                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                      FIRST REPUBLIC CORPORATION OF AMERICA
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

--------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials:
--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

--------------------------------------------------------------------------------
(2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------
(3) Filing party:

--------------------------------------------------------------------------------
(4) Date filed:

--------------------------------------------------------------------------------



-----------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                    THE FIRST REPUBLIC CORPORATION OF AMERICA

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                December 9, 2003

                              --------------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The First Republic Corporation of America will be held at 575 Madison Ave., 11th Floor, New York City, on Tuesday, December 9, 2003 at 2:00 P.M., New York City Time for the following purposes:

          1. To elect a Board of Directors of eight individuals for the ensuing year and until their respective successors shall have been elected and shall qualify;

          2. To ratify the appointment of auditors for the Company to serve until the next Annual Meeting of Stockholders; and

          3. To transact any other business as may lawfully come before the meeting or any adjournment or adjournments thereon.

     Only stockholders of record as of the close of business of November 4, 2003 will be entitled to notice of and to vote at the meeting or any adjournment thereof.


                                    By Order of the Board of Directors,




                                    HARRY BERGMAN
                                    Secretary

New York, New York
November 5, 2003

     PLEASE DATE AND EXECUTE THE ACCOMPANYING PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. IF YOU ATTEND THE MEETING IN PERSON, YOU WILL BE ENTITLED TO VOTE YOUR SHARES AT THE MEETING.

                    THE FIRST REPUBLIC CORPORATION OFAMERICA

                             ----------------------

                                 PROXY STATEMENT

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of The First Republic Corporation of America (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "meeting") which will be held at 575 Madison Avenue, 11th Floor, New York City, on Tuesday, December 9, 2003 at 2:00 P.M., New York City Time, and at any and all adjournments of the meeting.


     Stockholders who execute proxies retain the right to revoke them at any time; unless so revoked, the shares represented by such proxies will be voted at the meeting and any adjournments. Proxies solicited by the management of the Company will be voted in accordance with the directions given therein. Stockholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the meeting to serve as inspector of election at the meeting and who has executed and verified an oath of office. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the meeting for quorum purposes. Abstentions will have the same effect as negative votes, except that abstentions will have no effect on the election of directors as directors are elected by a plurality of the votes cast. Broker "non-votes" are not counted in the tabulations of the votes cast on proposals presented to stockholders because shares held by a broker are not considered to be entitled to vote on matters as to which broker authority is withheld. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     The principal executive offices of the Company are located at 302 Fifth Avenue, New York, New York 10001. The approximate date on which this statement and the enclosed proxies were first sent or given to stockholders was November 5, 2003. Stockholders of record as of the close of business on November 4, 2003 will be entitled to one vote for each share then held. As of November 4, 2003, there were outstanding 666,616 shares of Common Stock, $1 par value (the "Common Stock").

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to all persons who are known to the Company to be the beneficial owner of more than 5% of the Common Stock as of November 4, 2003.

                                                                AMOUNT AND NATURE OF           PERCENT
        NAME AND ADDRESS OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP(1)         OF CLASS
-------------------------------------------------              -----------------------         --------

Mary Nimkoff ...............................................          90,461(2)                 13.57%
  26 Buttonball Lane
  Weston, Connecticut

Jonathan P. Rosen ..........................................          240,228(3)                36.04
  40 East 69th Street
  New York, New York

Lynn M. Silverman ..........................................          113,350                   17.00
  911 Park Avenue
  New York, New York

Jane G. Weiman .............................................          113,290                   16.99
  5630 Wisconsin Avenue
  Chevy Chase, Maryland

---------------

(1) Except as noted below in Notes (2) and (3), all shares are owned directly by the parties listed in the table.

     (2) Includes 5,756 shares representing her proportionate interest in 19,188 shares owned by Tranel, Inc. Tranel, Inc. is a corporation 30%, 15.2%, 34.8%, 10% and 10% of the shares of which are owned by Mary Nimkoff, Jonathan P. Rosen, Miriam N. Rosen, Louis Nimkoff and Robert Nimkoff, respectively.

     (3) Includes 2,917 shares representing his proportionate interest in 19,188 shares owned by Tranel, Inc.

     The following table sets forth as of November 4, 2003 certain information with respect to security holdings in the Company and Bluepoints Company, Inc. ("Bluepoints"), an 80.2% owned subsidiary of the Company, by directors of the Company (all of whom are nominees for election at the meeting), executive officers, and all officers and directors as a group.

                                                                                           COMMON STOCK OF
                                                          COMMON STOCK                        BLUEPOINTS
                                              ---------------------------------    -------------------------------
                                                  AMOUNT AND                         AMOUNT AND
                                                   NATURE OF                          NATURE OF
NAME OF INDIVIDUAL OR NUMBER OF                   BENEFICIAL      PERCENT OF         BENEFICIAL       PERCENT OF
PERSONS IN GROUP                                 OWNERSHIP(1)        CLASS           OWNERSHIP           CLASS
----------------                                 ------------        -----           ---------           -----
Harry Bergman ..............................          --              --                 --                --
Miles J. Berman ............................          --              --                 --                --
Irving S. Bobrow ...........................         200             .03%                --                --
Norman A. Halper ...........................          --              --                 --                --
Robert Nimkoff .............................       9,690(2)         1.45                 --                --
Louis Nimkoff ..............................      11,465(2)         1.72                 --                --
Miriam N. Rosen ............................       7,677(3)         1.15                500(4)           4.95%
Jonathan P. Rosen ..........................     240,228           36.04                500(4)           4.95
William M. Silverman .......................         200(5)          .03                  -(5)             --
Jane G. Weiman .............................     113,290           16.99                500(4)           4.95
All officers and directors as a group
   (9 persons) .............................     382,750(2)        57.42              1,500             14.85

---------------

     (1) Messrs. Bobrow, Silverman and Mrs. Weiman own their shares directly. Jonathan P. Rosen owns 237,311 shares directly. See Notes (2) and (3) of the preceding table.

     (2) Includes 1,919 shares representing his proportionate interest in 19,188 shares owned by Tranel, Inc. The remainder of the shares are owned directly.

     (3) Includes 6,677 shares of common stock representing her proportionate interest in 19,188 shares of common stock owned by Tranel, Inc. The remainder of the shares are owned directly.

     (4)  Owned directly.

     (5) Does not include 113,350 shares of common stock and 500 shares of Bluepoints owned beneficially by his wife Lynn M. Silverman. Mr. Silverman disclaims beneficial ownership of all such shares.

     The Company knows of no contractual arrangements which may at a subsequent date result in a change of control of the Company.

                              ELECTION OF DIRECTORS

     Eight directors will be elected at the meeting to serve for the ensuing year and until their respective successors shall have been elected and shall qualify. The election of directors requires the affirmative vote of a plurality of the shares of the Company's stock, present in person or by proxy at the meeting. Unless otherwise indicated in proxies received, it is the intention of the persons named in the enclosed form of proxy to vote for the election of the nominees for director named below. In case any such nominee should become unavailable for any reason, the proxy holders reserve the right to substitute another person of their choice in his place. At this time, management knows of no reason why any nominee might not be able to serve.


                                         POSITIONS AND OFFICES WITH THE        DIRECTOR OF THE
             NAME                                    COMPANY                    COMPANY SINCE
------------------------------------    ----------------------------------     ---------------
Harry Bergman ......................    President, Secretary and Treasurer     October l, l991
Irving S. Bobrow ...................    None                                   April 26, 1983
Norman A. Halper ...................    None                                   October 13, 1969
Louis Nimkoff ......................    None                                   March 11, 2003
Miriam N. Rosen ....................    None                                   December 13, 1995
Jonathan P. Rosen ..................    Chairman of the Board                  February 5, 1972
William M. Silverman ...............    None                                   December 8, 1981
Jane G. Weiman .....................    None                                   December 10, 1991

     Harry Bergman, age 61, is a certified public accountant. He had been employed by the Company since December 1987, originally as assistant treasurer and since June 29, 1988 as Secretary and Treasurer. Effective July 1, 2001 he became President of the Company.

     Irving S. Bobrow, age 89, is a member of the New York Bar. Mr. Bobrow, for more than the past five years, has been a member of the law firm of Bobrow & Rosen in New York City and has engaged in real estate investments for his own account.

     Norman A. Halper, age 84, had served as President of the Company from April 1983 until July 1, 2001. Mr. Halper served as Vice President of the Company from July 2001 until his retirement on December 31, 2002. From June 1969 until April 1983 he served as a Vice President of the Company.

     Louis Nimkoff, age 41, is President of Brio Properties and Commercial Real Estate Group Inc. and has been involved in commercial real estate since 1983, managing multi-family, retail office and industrial properties.

     Miriam N. Rosen, age 83, is a member of the New York Bar. For more that the past five years Mrs. Rosen has been counsel to the law firm of Bobrow & Rosen in New York City and has been engaged in real estate investments for her own account.

     Jonathan P. Rosen, age 59, has served as Chairman of the Board of the Company since December 1994. From September 1978 until November 1994 he served as a Vice President of the Company. He is a member of the law firm of Bobrow & Rosen.

     William M. Silverman, age 61, is a member of the New York Bar. For more than the past five years, Mr. Silverman has been a member of the law firm of Otterbourg, Steindler, Houston and Rosen P.C. in New York City.

     Jane G. Weiman, age 59, has been a private investor for more than the past five years. For the past several years Mrs. Weiman has also been a member of the Board of the Washington D.C. Urban League.


     Robert Nimkoff, Jonathan P. Rosen, Harry Bergman, and Miles J. Berman, constitute all the executive officers of the Company and will serve as such until the first meeting of the Board of Directors of the Company following the meeting and until their respective successors shall have been elected and shall qualify. Miles J. Berman, a Vice President of the Company since June 1992, has been employed by the Company for more than five years, primarily in the Company's real estate operations. Robert Nimkoff a Vice President of the Company since June 1988, has been employed by the Company for the past five years, primarily as supervisor of the Company's seafood division. Robert Nimkoff served as a Director of the Company from April 3, 1991 till March 11, 2003.

     Jonathan P. Rosen is the son of Miriam N. Rosen. Jane G. Weiman is the sister-in-law of William Silverman and the cousin of Jonathan P. Rosen. Robert and Louis Nimkoff are brothers and also are cousins of Jonathan P. Rosen.

     As a result of his position with the Company and his ownership of the Company's voting securities, Jonathan P. Rosen may be deemed to be a controlling person of the Company.

     During the fiscal year ended June 30, 2003, the Board of Directors held four meetings and all of the directors except Louis Nimkoff who became a director in March 2003, attended at least 75% of the meetings. The Company's Board of Directors does not have an audit, nominating or compensation committee.

     Section 16(a) Beneficial Ownership Reporting Compliance

     Except as set forth in the next sentence, based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934 and on representations from its executive officers and directors and persons who beneficially own more that 10% of the common stock, all filing requirements of Section 16(a) of the Securities Exchange Act were complied with during the fiscal year ended June 30, 2003. Louis Nimkoff failed to timely file an initial statement of beneficial ownership of securities on Form 3 with respect to his appointment as a director. Such Form 3 was subsequently filed.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation paid or accrued by the Company during the last three fiscal years for services in all capacities to the Chief Executive Officer and each executive officer of the Company whose cash compensation exceeds $100,000.



                     NAME AND                                         ANNUAL                      OTHER
                PRINCIPAL POSITION             YEAR                COMPENSATION               OMPENSATION (1)
                ------------------             ----                ------------               ---------------
Jonathan P. Rosen                             6-30-03                $310,284                    $11,964
Chairman                                      6-30-02                 310,284                     10,714
                                              6-30-01                 310,284                     10,577

Harry Bergman                                 6-30-03                 249,651                     11,964
President, Secretary-Treasurer                6-30-02                 240,849                     10,714
                                              6-30-01                 191,415                     10,577

Robert Nimkoff                                6-30-03                 135,786                      7,944
Vice President                                6-30-02                 130,619                      8,351
                                              6-30-01                 216,384                     10,577

Miles Berman                                  6-30-03                 120,016                      6,602
Vice President                                6-30-02                 114,948                      7,058
                                              6-30-01                 110,405                      6,603


(1) The Company maintains two profit-sharing plans which cover a significant number of its employees. Vesting begins at 20% after two years of service with 100% vesting being reached after six years service. Company contributions to one such plan is at the discretion of the Board of Directors. The Company is required to make minimum contributions to the second plan and, at the discretion of the Board of Directors, may make additional contributions. The executive officers listed above are covered under the second plan and the amount contributed by the Company to such plan on behalf of each executive officer is set forth under the heading "Other Compensation" in the above table.

     The Chairman of the Company's Board of Directors has annually reviewed and set the compensation of the Chief Executive Officer of the Company who, in turn, has reviewed and set the compensation of the other officers of the Company. All such compensation is reviewed on or about April 1 of each year taking into consideration (i) the Company's financial performance during the preceding year, (ii) the performance of the employee during that year and (iii) the need to retain competent executive officers dedicated to the enhancement of the Company's performance in future years by paying salaries comparable to those being paid to such executive officers by other companies involved in similar lines of business.

Compensation of Directors

     Each Director who is not an officer of the Company is paid $3,000 per quarter.


                                PERFORMANCE GRAPH

     The following performance graph is a line graph comparing the yearly change in the cumulative stockholder return of the Company's Common Stock against the cumulative return of the Dow Jones U.S. Total Market Index and S & PSmall Cap 600 Index for the five fiscal years ended June 30, 2003. The stockholder return on the Company's Common Stock has been determined solely based on the price of the Common Stock since there have been no dividends declared on the Common Stock. Since there has been only limited or sporadic quotations for the Common Stock during the five year period, the price of the Common Stock at the relevant dates has been determined by utilizing the price at which the Company purchased shares of Common Stock on the dates closest to each measuring date.


                                   [GRAPHIC]


                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
             Among The First Republic Corporation of America, Inc.,
    Dow Jones US Total Market Index and Standard & Poor's Small Cap 600 Index
                           FISCAL YEAR ENDING JUNE 30


                               [GRAPHIC OMITTED]



---------------------------------------------------------------------------------------------------------
                                                     1998     1999      2000     2001     2002      2003
---------------------------------------------------------------------------------------------------------
The First Republic Corporation of America, Inc.     100.00   106.23    131.15   102.30   122.10    125.90
---------------------------------------------------------------------------------------------------------
Dow Jones US Total Market Index                     100.00   120.66    132.09   112.13    91.85     91.85
---------------------------------------------------------------------------------------------------------
S&P Small Cap 600 Index                             100.00    97.69    111.74   124.16   124.50    120.05
---------------------------------------------------------------------------------------------------------

                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Lynn M. Silverman, a principal stockholder of the Company, Jane G. Weiman, a director and a principal stockholder of the Company, Jonathan P. Rosen, a director, Chairman of the Board and a principal stockholder of the Company, and Miriam N. Rosen, a director of the Company and mother of Jonathan P. Rosen, own in the aggregate 19.8% of the outstanding shares of Bluepoints. The remainder of the shares of Bluepoints are owned by the Company. Lynn M. Silverman is the wife of William M. Silverman, a director of the Company.

     The Company's corporate office is located in a building owned by 302 Fifth Ave. Associates, a partnership owned 100% by The Estate of A.A. Rosen, Miriam Rosen and Jonathan P. Rosen. The Company is a month-to-month tenant, paying rent of $9,700 per month, which the Company believes is comparable to other rentals in the area. Jonathan P. Rosen is the executor of The Estate of A.A. Rosen and Miriam N. Rosen is the primary beneficiary of The Estate of A.A. Rosen.

     The Company and its subsidiaries purchase substantially all of their property, casualty and liability insurance through participation with a group of other entities controlled by The Estate of A.A. Rosen and Jonathan P. Rosen ("Rosen Group Properties"). This procedure enables the group to obtain negotiated insurance rates. During the fiscal year ended June 30, 2003, total premiums incurred by the Company and its subsidiaries under this arrangement amounted to approximately $623,000. The total premiums incurred by the Company and its subsidiaries represented approximately 21% of the premiums incurred by the entire group. At June 30, 2003, approximately $623,000 was payable to Rosen Group Properties.

     The Estate of A.A. Rosen owns a 50% interest in Isca C.A. and Langomorro CIA, Ltda. (collectively referred to as "Mondragon"), two Ecuadorian corporations engaged in shrimp farming operations and a 25% interest in Larfico Larvas Del Pacifico S. A. ("Larfico"), an Ecuadorian corporation which owns and operates a shrimp hatchery. Bluepoints beneficially owns a 38% interest in Mondragon and a 62.5% interest in Larfico. The Estate of A.A. Rosen holds a $640,000 note payable by Bluepoints which note was originally issued in May 1991 in connection with the acquisition by Bluepoints of its interest in Mondragon and an additional 12.5% interest in Larfico. The note is a demand note and bears interest at 8% and $51,000 of interest was paid on the note for the fiscal year ended June 30, 2003.

     As of August 31, 2003 Larfico was indebted to Bluepoints for $196,667 of loans made by Bluepoints to Larfico at various dates between November 8, 1985 and August 5, 1989 (the "Larfico Indebtedness"). Such loans bear interest at 8% and are due August 2004. Since July 1, 2002, the largest aggregate amount of outstanding indebtedness from Larfico to Bluepoints was $196,667. In addition, as of August 31, 2003, Mondragon was indebted to Bluepoints for $16,631,000 of loans made by Bluepoints to Mondragon on various dates between August 28, 1991 and June 26, 2003 (the "Mondragon Indebtedness"). Such loans bear interest at 1% over the prime rate in effect at The Bank of New York and have no fixed maturity. Since July 1, 2002 the largest aggregate amount of outstanding indebtedness from Mondragon to Bluepoints was $16,631,000. The Estate of A.A. Rosen has guaranteed the repayment of 25% of the Larfico Indebtedness and 56.8% of the Mondragon Indebtedness.

     Bluepoints beneficially owns all of the outstanding stock of Emporsa, Empacadora y Exportadora S.A. ("Emporsa"), an Ecuadorian corporation engaged in shrimp farming operations. As of June 30, 2003, Emporsa and Larfico were indebted to Mondragon for $451,000 of loans which was the largest amount of indebtedness owed since July 1, 2002. Such loans bear no interest and have no fixed maturity. Since July 1, 2002, the largest amount of outstanding indebtedness from Mondragon to Larfico and Emporsa was $6,425,000 which was the balance at June 30, 2003. Said indebtedness has no fixed maturity and bears interest at 7.3%.

     During fiscal 2003, the Company borrowed $2,500,000 from United Reality Management Company, a company in which Jonathan P. Rosen owns a 33% interest, to finance Bluepoints expanded importation of lobster tails. These loans bear interest at the prime rate plus 1% per annum and have no fixed repayment terms or maturity dates. For the fiscal year ended June 30, 2003, $112,263 of interest was paid on this loan.

     As of August 31, 2003, Bluepoints was indebted to the Company for $56,153,000 of loans made by the Company to Bluepoints at various dates between November 8, 1985 and August 31, 2003. Such loans bear interest at the rate of 1% over the prime rate in effect at The Bank of New York and are due on demand. Since July 1, 2002, the largest aggregate amount of outstanding indebtedness from Bluepoints to the Company was $56,153,000. A substantial portion of the foregoing loans was used by Bluepoints to acquire and fund Ecuadorian shrimp operations.

     The Estate of A.A. Rosen and Jonathan P. Rosen have jointly provided a limited guarantee with respect to the repayment of loans made by the Company to Bluepoints. Such guarantee is limited to 19.8% of the deficiency in the shareholder equity of Bluepoints. As of June 30, 2003 the amount of the guarantee was $9,866,989.

                              SELECTION OF AUDITORS

     The Board of Directors has engaged Ernst & Young, LLP ("Ernst & Young") certified public accountants, as auditors for the fiscal year ending June 30, 2004. While ratification of the Board of Directors'action in this respect by the stockholders is not required, the Board intends to select other auditors for the fiscal year ended June 30, 2004 if holders of a majority of shares of stock of the Company represented at the meeting vote against ratification of its selection of Ernst & Young. Ernst & Young acted as auditors for the fiscal year ended June 30, 2003.

     It is not expected that representatives of Ernst & Young will be present at the meeting.

     The appointment of Ernst & Young as auditors for the fiscal year ended June 30, 2003 was ratified by the stockholders at the Annual Meeting held on December 10, 2002 and the services performed by Ernst & Young with respect to such fiscal year were limited to the audit of the Company's annual financial statements, review of the Company's interior financial statements, tax compliance and tax consulting services.

                                   AUDIT FEES

     Ernst & Young billed the Company $235,500 for the audit of the Company's financial statements for the fiscal year ended June 30, 2003 and the review of the interim financial statements.

           FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed by Ernst & Young LLPfor services rendered in connection with financial information systems design and implementation during the fiscal year ended June 30, 2003.

                                 ALL OTHER FEES

     Ernst & Young billed the Company $64,600 for preparing the Company's tax returns and $13,600 relating to tax consulting services for the Company's defined contribution employee benefit plans. The Board of Directors has considered whether, and has determined at this time that, the furnishing of these services by Ernst & Young is compatible with Ernst & Young's maintaining their independence.

        MANAGEMENT RECOMMENDS APPROVAL OF THE APPOINTMENT OF THE AUDITORS
                          PROPOSALS OF SECURITY HOLDERS

     Proposals of security holders intended to be presented at the next (2004) annual meeting must be received by the Company no later than July 8, 2004 for inclusion in the Company's 2004 proxy statement and form of proxy relating to that meeting. The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the next annual meeting but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by the Company not later than September 21, 2004 and certain other conditions of the applicable rules of the Securities and Exchange Commission are satisfied.

                        REPORT OF THE BOARD OF DIRECTORS

     The Board of Directors has reviewed and discussed with management the Company's audited financial statements for the year ended June 30, 2003.

     The Board of Directors has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61.

     The Board of Directors has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditors'independence.

     Based on the reviews and discussions referred to above, in reliance on management and the independent auditors, the Board of Directors has included the financial statements referred to above in the Company's Annual Report on Form 10-K.

     Respectfully submitted,

                Harry Bergman
                Irving S. Bobrow
                Norman S. Halper
                Louis Nimkoff
                Miriam N. Rosen
                Jonathan P. Rosen
                William M. Silverman
                Jane G. Wienman


                                  MISCELLANEOUS

     Management does not intend to present and knows of no others who intend to present at the meeting any matter of business other than the election of directors and the ratification of the selection of auditors. However, if other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment.

     The Company will bear the cost of preparing, assembling and mailing the proxy statement and any other material which may be sent to stockholders in connection with this solicitation. In addition to solicitation to be made by mail, certain officers, directors and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview. All those soliciting proxies will receive only reimbursement of out-of-pocket expenses and will receive no additional compensation, other than required overtime pay when earned. The Company may also reimburse persons holding shares in their names or in the names of nominees for their expenses in sending proxies and proxy material to their principals.

     Receipt at the meeting of reports from management will not constitute approval or disapproval of any matters referred to in such reports.



                                    By Order of the Board of Directors

                                    HARRY BERGMAN
                                    Secretary

New York, New York
November 5, 2003

                        PLEASE DATE, SIGN AND MAIL YOUR

                      PROXY CARD BACK AS SOON AS POSSIBLE!



                         ANNUAL MEETING OF SHAREHOLDERS


                   THE FIRST REPUBLIC CORPORATION OF AMERICA


                                DECEMBER 9, 2003










              ^ Please Detach and Mail in the Envelope Provided ^

                                                                                                                     |
[X]  Please mark your                                                                                                |
     votes as in this                                                                                                |
     example                                                                                                          -----


                         FOR         WITHHELD                                                                   FOR  AGAINST ABSTAIN
                                                      NOMINEES: Harry Bergman           No. 2 Ratification of   [  ]   [  ]    [  ]
No. 1 Election of       [   ]         [   ]                     Irving S. Babrow              Appointment of
      Directors                                                 Norman A. Halper              Ernst & Young as
                                                                Louis Nienkorf                Auditors
                                                                Miriam N. Rosen
(INSTRUCTIONS: To withhold authority to vote for any            Jonathan P. Rosen
individual nominee, write that nominee's name in the            William M. Silverman
space provided below.)                                          Jane G. Welman


----------------------------------------------------






Signature(s) of Stockholders                                                                      Dated                        ,2003
                             --------------------------------------------------------------------      -----------------------
                                Please date, sign and mail proxy card in the enclosed envelope


                   THE FIRST REPUBLIC CORPORATION OF AMERICA

          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- DECEMBER 9, 2003
                  575 MADISON AVENUE, 11TH FLOOR, NEW YORK CITY

HARRY BERGMAN and JONATHAN P. ROSEN, or either of them, with full power of substitution, are hereby authorized to represent the undersigned and to vote all shares of the stock of The First Republic Corporation of America held by the undersigned at the Annual Meeting of Stockholders to be held in New York, New York, on December 9, 2003, and at any adjournments thereof.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS, WHEN PROPERLY EXECUTED, IT WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INDICATION IS GIVEN WITH RESPECT TO EITHER OF PROPOSALS (1) OR (2), THE PERSONS NAMED IN THIS PROXY WILL VOTE FOR SUCH PROPOSAL. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. The undersigned revokes any proxy heretofore given to vote such shares and acknowledges receipt of the Notice of Annual Meeting of stockholders of the Company and the Proxy Statement, each dated November 5, 2003.

                (Continued, and to be signed, on the other side)